SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                            FORM 8-K/A Amendment No. 4

                           CURRENT REPORT ON FORM 8-K

                         PURSUANT TO SECTION 13 or 15(d)


                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 April 17, 2001
                                 --------------

                Date of Report (Date of earliest event reported)


                       NT Media Corp. of California, Inc.
                       ----------------------------------
               (Exact Name of Registrant as specified in Charter)

                          Commission File No. 000-31012


                 Delaware                                     95-4802493
                 --------                                     ----------

      (State of Other Jurisdiction                         (I.R.S. Employer
            of Incorporation)                             Identification No.)


         5410 Wilshire Boulevard
         Los Angeles, California                                90036
         -----------------------                             -----------
(Address of Principal Executive Office)                       (Zip Code)


       Registrant's Telephone Number, Including Area Code: (323) 954-3995

                       Registrant's Former Name: MVD, Inc.

Item 1. Change in Control
---------------------------

         Pursuant to a Stock Exchange Agreement (the "Exchange Agreement") entered into and dated as of April 17, 2001 between MVD, Inc. ("MVD" or the "Registrant"), a Delaware corporation, and the sole share holders of eCast Media Corporation, Inc. ("eCast"), a Delaware corporation, 100% of the outstanding shares of common stock of eCast were exchanged for 10,000,000 new shares of common stock of MVD in a transaction in which MVD effectively became the parent corporation of eCast.

         The Exchange Agreement was adopted by the unanimous consent of the Board of Directors and of the shareholders of both MVD and eCast on April 17, 2001.

         Prior to the merger, eCast had 1,321,582 shares of common stock outstanding all of which shares 1,321,582 (or 100% of the outstanding shares) were exchanged by the eight shareholders of eCast for 10,000,000 shares of common stock of MVD. By virtue of the exchange, eCast shareholders acquired 80% of the issued and outstanding common stock of MVD and there was a change of control of MVD. Subsequent to the closing of the Exchange Agreement transaction, the Registrant effected a forward split of its shares issuing 2.4 shares of common stock for each share of common stock of the Registrant then outstanding, as a result of which the Registrant then had a total of 30,000,000 shares of common stock issued and outstanding.

         Prior to the effectiveness of the Exchange Agreement, MVD had an aggregate of 2,500,000 shares of common stock, par value $.001, issued and outstanding.

         Upon closing of the Stock Exchange Agreement, MVD had an aggregate of 12,500,000 shares, a post-split of 30,000,000 shares, of common stock issued and outstanding.

         The officers and directors of eCast became officers and directors of MVD subsequent to the Stock Exchange Agreement and the officers and directors of MVD resigned their positions in MVD. See "Item 6" below. The by-laws of MVD will continue without change.

         Subsequently, on April 24, 2001 MVD changed its name to NT Media Corp of California, Inc. and increased its authorized common stock from 50,000,000 to 100,000,000. A copy of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as an Exhibit.

         The business to be conducted by MVD after closing of the Stock Exchange Agreement is the business of eCast Media Corporation, Inc. ("eCast").

eCast Media Corporation, Inc.

         eCast Media Corporation, Inc., ("eCast") commenced business on June 4, 1999 as a limited liability company under the laws of the State of California. On March 17, 2000, eCast converted from a limited liability company to a "C" corporation in the State of Delaware. The business of MVD is now the business formerly conducted by eCast.

         eCast is a development stage diversified media company operating in Los Angeles, California engaged in the production, aggregation and distribution of on and offline content, the management of on and off line talent and literary clients and the provision of strategic consulting services to growth oriented companies in the entertainment & media, communications and technology sectors. eCast's primary operations include Gen-Y Netcaster Neurotrash.com, a full service talent management division, NY Management, a film and television production and finance division, NT Entertainment, and a strategy consulting group, NT Consulting which provides consulting services primarily to growth oriented companies in the entertainment & media, communications and technology sectors.

eCast has generated or will generate revenue from its divisions as follows:

o Neurotrash.com through advertising, e-commerce, sponsorships, BzB (business to business) content sales and syndication of programming owned or controlled by Neurotrash, subscriptions from internet subscribers and from premium services, such as pay-for-view preferred content;
o NT Management through talent or client management services such as advice, counsel and direction in the development and enhancement of clients' selection of project, in all matters of publicity and public relations, and in the general practices of the entertainment industry, for which eCast will receive a percentage of compensation on a project by project basis pursuant a negotiated fee arrangement typically ranging from 10% to 15%;
o NT Entertainment through the production and licensing and the acquisition and commercialization of theatrical, network television, cable television, home video and the distribution or syndication of such productions domestically and in foreign territories for a negotiate percentage of box office and ancillary gross or adjusted gross revenues;
o NT Consulting through providing consulting services to growth oriented companies in the entertainment & media, communications and technology sectors for a consulting fee or for commission. Core offerings include advisory services, implementation services, and development of client toolkits.

         A copy of the Stock Exchange Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.


Item 2. Acquisition or Disposition of Assets
----------------------------------------------

This Item 2 is Not Applicable.


Item 3. Bankruptcy or Receivership
------------------------------------

This Item 3 is Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant
-------------------------------------------------------

The newly constituted board of directors of the Registrant by resolution adopted April 25,2001 replaced the accountancy corporation of Lesley, Thomas, Schwarz and Postma, Inc. with the accounting firm of Caldwell, Becker, Dervin, Petrick & Co., L.L.P. In connection with the audit for the period from March 14, 2000 through December 31, 2000, there were no disagreements between the Company and Lesley, Thomas, Schwarz and Postma, Inc. on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Lesley, Thomas, Schwarz and Postma, Inc., would have been referred to in its report on matters for which it had been engaged as auditors. Lesley, Thomas, Schwarz and Postma, Inc.'s report on the Company's financial statements for the period March 14, 2000 through December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

We do not believe that there were any disagreements with Lesley, Thomas, Schwarz and Postma, Inc. on any matter of accounting scope or procedure during the subsequent interim period through April 25, 2001, which, if not resolved to Lesley, Thomas, Schwarz and Postma, Inc.'s satisfaction, would have caused Lesley, Thomas, Schwarz and Postma, Inc. to make reference to the subject matter of the disagreement(s) in connection with its reports.

We have requested Lesley, Thomas, Schwarz and Postma, Inc. to furnish a letter addressed to the Commission stating whether it agrees with the statements made by us, and, if not, stating the respects in which it does not agree. The letter from Lesley, Thomas, Schwarz and Postma, Inc. is filed herewith.

We have engaged Caldwell, Becker, Dervin, Petrick & Co., L.L.P. as our new independent accountants as of April 25, 2001. During the two most recent fiscal years and through April 25, 2001, we have not consulted with Caldwell, Becker, Dervin, Petrick & Co., L.L.P. regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or consulted with Caldwell, Becker, Dervin, Petrick & Co., L.L.P. regarding the type of audit opinion that might be rendered on our financial statements (Caldwell, Becker, Dervin, Petrick & Co., L.L.P has not provided us with any reports or advice, either written or oral, that would be an important factor in reaching a decision as to an accounting, auditing or financial reporting issue); or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.




Item 5. Other Events
----------------------


 .........This Item 5 is Not Applicable.

Item 6. Resignations of Registrant's Directors
------------------------------------------------

     As provided in the Stock Exchange Agreement, the directors of the Registrant resigned on the date of closing, April 17, 2001, nominating Christian Mehringer as Chairman of the board of directors. Mr.Mehringer appointed Dana O'Connor and Ali Moussavi as directors to fill the vacancies on the board of directors. Mr.Mehringer was elected by the board of directors as Chief Executive Officer and Secretary and Mr.O'Connor was elected as President.



Item 7. Financial Statement, Pro Forma Information and Exhibits
---------------------------------------------------------------------------



   ITEM 7 (A).

                          eCAST MEDIA CORPORATION, INC.

                              d.b.a. NEUROTRASH.COM

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2001
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                                 MARCH 31, 2001






                                      INDEX

                                                                                        Page
                                                                                     ------------
Independent Accountants' Report                                                            2

Condensed Balance Sheet (Unaudited) as of March 31, 2001                                   3

Condensed Statements of Operations                                                         4
     For the Three Months Ended March 31, 2001 (Unaudited),
     For the Three Months Ended March 31, 2000 (Unaudited), and
     For the Period From June 4, 1999 (Inception) to March 31, 2001 (Unaudited)

Condensed Statements of Cash Flows                                                         5
     For the Three Months Ended March 31, 2001 (Unaudited),
     For the Three Months Ended March 31, 2000 (Unaudited), and
     For the Period From June 4, 1999 (Inception) to March 31, 2001 (Unaudited)

Selected Information - Substantially All Disclosures Required by Generally
     Accepted Accounting Principles are Not Included                                     6 - 7

                         INDEPENDENT ACCOUNTANTS' REPORT





May 17, 2001


To The Board of Directors and Stockholders of eCast Media Corporation, Inc.
Encino, California

We have reviewed the accompanying condensed balance sheet of eCast Media Corporation, Inc. (A Delaware Development Stage Company) as of March 31, 2001, the related condensed statements of operations and the condensed statements of cash flows, for the three months ended March 31, 2001, and for the period from June 4, 1999 (Inception) to March 31, 2001. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the March 31, 2001 condensed financial statements for them to be in conformity with generally accepted accounting principles.

The financial statements for the period ended March 31, 2000 have not been reviewed by us, and accordingly, we express no opinion or other form of assurance on them.



CALDWELL, BECKER, DERVIN, PETRICK & CO., L.L.P.
Woodland Hills, California
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED BALANCE SHEET
                                 MARCH 31, 2001
                                   (UNAUDITED)


                                     ASSETS

CURRENT ASSETS
     Cash                                                   $           25,592
     Notes receivable from officer                                       2,500
                                                            -------------------
             Total Current Assets

PROPERTY AND EQUIPMENT,
  net of accumulated depreciation                                       14,688

WEB SITE  DEVELOPMENT COSTS,
  net of accumulated amortization                                      252,276

OTHER ASSETS
     Deposits                                                           11,700
                                                            -------------------

             Total Assets                                   $          306,756
                                                            ===================


                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
     Accounts payable - trade                               $           66,553
                                                            -------------------

CONVERTIBLE NOTES PAYABLE                                              618,065
                                                            -------------------

             Total Liabilities                                         684,618
                                                            -------------------

STOCKHOLDERS' (DEFICIT)
     Common stock, par value $.001 per share; 2,000,000
       shares authorized, 1,321,582 shares issued and
       outstanding                                                       1,322
     Additional paid-in capital                                        693,678
     Retained (deficit)                                             (1,072,862)
                                                            -------------------

             Total Stockholders' (Deficit)                            (377,862)
                                                            -------------------

             Total Liabilities and Stockholders' (Deficit)   $         306,756
                                                            ===================

                See Accompanying Selected Information to Unaudited
                        Condensed Financial Statement
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                  For the
                                                                  For the Three Months           period from
                                                                    Ended March 31,             June 4, 1999
                                                             -------------------------------   (Inception) to
                                                                                                  March 31,
                                                                   2001             2000            2001
                                                             ---------------   -------------   ----------------

REVENUE                                                      $          111    $         --    $       2,111
                                                             ---------------   -------------   --------------
OPERATING EXPENSES
    Advertising                                                          --              --           76,216
    Depreciation and amortization                                    25,322             627           44,884
    Licensing and production expenses                                 1,000           4,150           82,210
    Professional fees                                                32,753           9,654           96,686
    Public relations                                                     --           3,000           39,428
    Rent                                                             14,773           6,060           69,736
    Salaries - Web site development and
      maintenance                                                    58,877          18,432          248,206
    Salaries - administrative                                        19,625           4,608           84,957
    Web hosting services                                              9,984              --           58,985
    Other                                                            27,004          27,260          256,704
                                                             ---------------   -------------   --------------

                 Total Operating Expenses                           189,338          73,791        1,058,012

        (Loss) Before Other Expenses                               (189,227)        (73,791)      (1,055,901)

OTHER (EXPENSES)
    Interest expense                                                 (7,589)         --              (14,561)
                                                             ---------------   -------------   --------------

        (Loss) Before Provision for Income
         Taxes                                                     (196,816)        (73,791)      (1,070,462)

(PROVISION) FOR INCOME TAXES                                             --              --           (2,400)
                                                             ---------------   -------------   --------------

                 Net (Loss)                                  $     (196,816)        (73,791)      (1,072,862)
                                                             ===============   =============   ==============

                 (Loss) per common share                     $        (.149)   $      (.073)   $      (1.014)
                                                             ===============   =============   ==============

Weighted average common
 shares outstanding                                               1,321,582       1,005,699        1,058,134
                                                             ===============   =============   ==============

                See Accompanying Selected Information to Unaudited
                        Condensed Financial Statement
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                       For the
                                                                 For the Three Months Ended          period from
                                                                          March 31,                  June 4, 1999
                                                              ----------------------------------    (Inception) to
                                                                                                       March 31,
                                                                    2001              2000               2001
                                                              ----------------  ----------------   ----------------
CASH FLOWS PROVIDED (USED) BY OPERATING
 ACTIVITIES:
      Net (loss)                                               $     (196,816)   $      (73,791)   $    (1,072,862)
      Adjustments to reconcile net (loss) to net cash
       provided by operating activities:
      Depreciation                                                     25,322               627             44,884
      Operating expenses paid by reducing note receivable
        from officer                                                    2,500                --              7,500
      (Decrease) increase in accounts payable and accrued
        expenses                                                       (9,735)            9,559             66,552
      Increase in accrued interest for convertible notes                7,589                --             14,065
      (Increase) in deposits                                               --                --            (11,700)
                                                              ----------------  ----------------   ----------------

         Net Cash Flows (Used) by Operating Activities               (171,140)          (63,605)          (951,561)
                                                              ----------------  ----------------   ----------------

CASH FLOWS PROVIDED (USED) BY INVESTING
 ACTIVITIES:
    Notes receivable from officers                                         --                --            (16,048)
    Proceeds from notes receivable from officers                           --             6,048              6,048
    Investment in property and equipment                                 (780)               --            (18,879)
    Investment in Web site development costs                               --           (69,197)          (292,968)
                                                              ----------------  ----------------   ----------------

         Net Cash Flows (Used) by Investing Activities                   (780)          (63,149)          (321,847)
                                                              ----------------  ----------------   ----------------

CASH FLOWS PROVIDED (USED) BY FINANCING
 ACTIVITIES:
      Proceeds from note payable to officer                                --                --              5,000
      Payment of note payable to officer                                   --                --             (5,000)
      Proceeds from issuance of convertible notes                     194,000                --            604,000
      Proceeds from common stock issued                                    --           260,000            695,000
                                                              ----------------  ----------------   ----------------

                Net Cash Flows Provided by Financing                  194,000           260,000          1,299,000
Activities
                                                              ----------------  ----------------   ----------------

INCREASE IN CASH                                                       22,080           133,246             25,592

CASH AT THE BEGINNING OF THE PERIOD                                     3,512            42,164                 --
                                                              ----------------  ----------------   ----------------

CASH AT THE END OF THE PERIOD                                  $       25,592    $      175,410    $        25,592
                                                              ================  ================   ================

ADDITIONAL DISCLOSURES:
      Income taxes paid                                        $           --    $           --    $         2,400
                                                              ================  ================   ================

      Interest paid                                            $           --    $           --    $            --
                                                              ================  ================   ================

                See Accompanying Selected Information to Unaudited
                        Condensed Financial Statement
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                              SELECTED INFORMATION
     Substantially All Disclosures Required by Generally Accepted Accounting
                          Principles are Not Included
                                 MARCH 31, 2001

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10QSB and do not include all the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (all of which are normal and recurring in nature) necessary to present fairly the financial position of eCast Media Corporation, Inc. (eCast or the Company) at March 31, 2001, and the results of operations and cash flows for the quarter ended March 31, 2001.

The notes to the audited Financial Statements for the year ended December 31, 2000 should be read in conjunction with these Condensed Financial Statements.

The results of operations for the three month period ended March 31, 2001 are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

NOTE 2 - USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 3 - RECLASSIFICATIONS

Certain prior year balances have been reclassified to conform to the current year's presentation.

NOTE 4 - CONVERTIBLE NOTES

From January 1, 2001 through March 31, 2001, the Company issued an additional 6% convertible notes totaling $194,000. All notes are convertible to common share, $0.001 par value, at a conversion price that is equal to the average bid price of the common stock for the five trading days immediately preceding the conversion date. The notes are convertible when the Company's securities are trading publicly and the underlying stock of the debenture has been registered with the SEC and declared effective, or they must be mandatory converted on the fifth year of their anniversary date.

NOTE 5 - SUBSEQUENT EVENTS

Effective April 17, 2001, in connection with the stock exchange agreement, NT Media Corp. of California, Inc. (NT Media) issued 24,000,000 post-split shares of its common stock at $.001 par value per share, in exchange for all of the outstanding common stock of the Company, in which the Company became a wholly owned subsidiary of NT Media based on a conversion ratio of approximately 7.34 shares of NT Media's common stock for each share of the Company's stock. This reverse merger qualified for a tax-free reorganization and will be accounted for as a recapitalization of eCast and the acquisition of NT Media Corporation of California, Inc. at its book value.

                         eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                              SELECTED INFORMATION
     Substantially All Disclosures Required by Generally Accepted Accounting
                          Principles are Not Included
                                 MARCH 31, 2001


NOTE 5 - SUBSEQUENT EVENTS (CONTINUED)

The following unaudited pro forma data summarizes the consolidated balances and results of operations of the Company and NT Media as if the merger had occurred at the beginning of 2001.

                                                                                               March 31, 2001
                                                                                          --------------------
Balance sheet:
     Current assets                                                                        $           28,888
     Property and equipment, net                                                                       14,688
     Other assets                                                                                     263,976
                                                                                          --------------------

              Total Assets                                                                 $          307,552
                                                                                          --------------------

Current liabilities                                                                                    79,266
Long-term liabilities                                                                                 618,065
                                                                                          --------------------

              Total Liabilities                                                            $          697,331
                                                                                          --------------------

              Net Assets (Liabilities)                                                     $         (389,779)
                                                                                          ====================

                                                                        For the Three       From June 4, 1999
                                                                        Months Ended         (Inception) to
                                                                       March 31, 2001        March 31, 2001
                                                                    --------------------  --------------------
Results of operations:
      Revenue                                                       $               111    $            2,111
      Operating income (loss)                                                  (195,490)           (1,092,955)
      Net (loss)                                                               (203,079)           (1,109,916)
                                                                    ------------------------------------------

      Earnings per share (basic & diluted)                          $             (.007)   $            (.051)
                                                                    ====================  ====================

        Weighted average common shares outstanding                           29,279,999            21,927,954
                                                                    ====================  ====================

NOTE 6 - UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses and generated insignificant revenue since its inception, June 4, 1999. The Company has relied on its investors to meet its cash flow requirements. The Company plans to generate the additional cash needed through the completion of additional equity, debt, or joint venture transactions. There is no assurance, however, that the Company will be able to complete its plans in the future at commercially reasonable terms, if at all, or that the Company will be able to meet its future contractual obligations.

                          eCAST MEDIA CORPORATION, INC.

                              d.b.a. NEUROTRASH.COM

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999






                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999






                          INDEX TO FINANCIAL STATEMENTS

                                                                                          Page

Independent Auditors' Report                                                              F - 2

Balance Sheets as of December 31, 2000 and 1999                                           F - 3

Statements of Operations
  For the Year Ended December 31, 2000,
  For the Period From June 4, 1999, (Inception) to December 31, 1999, and
  For the Period From June 4, 1999, (Inception) to December 31, 2000                      F - 4

Statements of Stockholders' Equity (Deficit)
  For the Period From June 4, 1999, (Inception) to December 31, 2000                      F - 5

Statements of Cash Flows
  For the Year Ended December 31, 2000,
  For the Period From June 4, 1999, (Inception) to December 31, 1999, and
  For the Period From June 4, 1999, (Inception) to December 31,2000                       F - 6

Notes to Financial Statements                                                        F - 7 - F - 13

                          INDEPENDENT AUDITORS' REPORT


March 30, 2001


To the Board of Directors and Shareholders of eCast Media Corporation, Inc.

We have audited the accompanying balance sheets of eCast Media Corporation, Inc. (a Delaware development stage company) as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2000, for the period from June 4, 1999, (inception) to December 31, 1999, and for the period from June 4, 1999, (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eCast Media Corporation, Inc. (a development stage company) as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000, for the period from June 4, 1999, (inception) to December 31, 1999, and for the period from June 4, 1999, (inception) to December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has incurred net losses and generated insignificant revenue since its inception. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters also are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




CALDWELL, BECKER, DERVIN, PETRICK & CO., L. L. P.
Woodland Hills, California 91364
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                     ASSETS

                                                                              2000              1999
                                                                        ----------------  ----------------
CURRENT ASSETS
       Cash                                                             $         3,512    $       42,164
       Notes receivable from officers and employee                                5,000             6,048
                                                                        ----------------  ----------------

                 Total Current Assets                                             8,512            48,212
                                                                        ----------------  ----------------

PROPERTY AND EQUIPMENT,
 net of accumulated depreciation                                                 14,813             9,575

WEB SITE  DEVELOPMENT COSTS,
 net of accumulated depreciation                                                276,692           128,334

OTHER ASSETS
      Deposits                                                                   11,700             1,950
                                                                        ----------------  ----------------

                 Total Assets                                           $       311,717    $      188,071
                                                                        ================  ================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
      Accounts payable and accrued expenses                             $        76,287    $       10,628
      Payroll taxes payable                                                          --             8,026
                                                                        ----------------  ----------------

                 Total Current Liabilities                                       76,287            18,654
                                                                        ----------------  ----------------

CONVERTIBLE NOTES PAYABLE                                                       416,476                --
                                                                        ----------------  ----------------

                 Total Liabilities                                              492,763            18,654
                                                                        ----------------  ----------------

STOCKHOLDERS' EQUITY (DEFICIT)
      Common stock, par value $.001 per share; 2,000,000 shares authorized,
       1,321,582 and 1,000,204 shares issued and
       outstanding at December 31, 2000 and 1999, respectively                    1,322             1,000
      Additional paid-in capital                                                693,678           244,000
      Receivable for common stock issued                                             --           (10,000)
      (Deficit) accumulated during development stage                           (876,046)          (65,583)
                                                                        ----------------  ----------------

                 Total Stockholders' Equity (Deficit)                          (181,046)          169,417
                                                                        ----------------  ----------------

                 Total Liabilities and Stockholders' Equity             $       311,717    $      188,071
                                                                        ================  ================

The Accompanying Notes are an Integral Part of the Financial Statements
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                                For the Period From
                                                          For the           June 4, 1999 (Inception) to
                                                        Year Ended                December 31,
                                                                        ----------------------------------
                                                       December 31,
                                                           2000               1999              2000
                                                     ----------------   ----------------  ----------------

REVENUE                                               $        2,000    $            --   $         2,000
                                                     ----------------   ----------------  ----------------
OPERATING EXPENSES
    Advertising                                               75,338                878            76,216
    Depreciation and amortization                             19,042                520            19,562
    Licensing and production expenses                         80,910                300            81,210
    Public relations                                          37,754              1,674            39,428
    Rent                                                      50,452              4,511            54,963
    Salaries - Web site development and maintenance
                                                             189,329                 --           189,329
    Salaries - administrative                                 47,332             18,000            65,332
    Web hosting services                                      49,001                 --            49,001
    Other                                                    254,733             38,900           293,633
                                                     ----------------   ----------------  ----------------

        Total Operating Expenses                             803,891             64,783           868,674
                                                     ----------------   ----------------  ----------------

             (Loss) Before Other Expenses                   (801,891)           (64,783)         (866,674)

OTHER (EXPENSES)
    Interest expenses                                         (6,972)                --            (6,972)
                                                     ----------------   ----------------  ----------------

                 (Loss) Before Provision for Income
                  Taxes                                     (808,863)           (64,783)         (873,646)

PROVISION FOR INCOME TAXES                                    (1,600)              (800)           (2,400)
                                                     ----------------   ----------------  ----------------

                 Net (Loss)                           $     (810,463)   $       (65,583)  $      (876,046)
                                                     ================   ================  ================

                 (Loss) per common share              $        (0.66)   $         (0.10)  $          (.76)
                                                     ================   ================  ================




The Accompanying Notes are an Integral Part of the Financial Statements
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
       FOR THE PERIOD FROM JUNE 4, 1999, (INCEPTION) TO DECEMBER 31, 2000


                                                                                            (Deficit)
                                                                          Receivable         Accumu-
                                Common Stock                                for              lated
                         ---------------------------     Additional        Common             During
                                                          Paid-In          Stock            Develop-
                           Shares         Amount          Capital          Issued          ment Stage          Total
                         ------------   -----------------------------  ----------------  ---------------------------------
Balance
  at Jun. 4, 1999                 --  $          --   $           --   $            --   $            --   $           --

Stock sales
  Jun. 4, 1999               360,000            360           19,640                --                --           20,000

Stock sales
  Aug. 25, 1999              130,000            130           24,870                --                --           25,000

Stock sales
  Oct. 12, 1999              510,204            510          199,490           (10,000)               --          190,000

Net (loss) For the
   Period from
   Jun. 4, 1999 to
   Dec. 31, 1999                  --             --               --                --           (65,583)         (65,583)

                         --------------------------------------------  ----------------  ---------------------------------
Balance
  Dec. 31, 1999            1,000,204          1,000          244,000           (10,000)          (65,583)         169,417

Payment received on
  stock sale
  Feb. 1, 2000                    --             --               --            10,000                --           10,000

Stock sales
  Apr. 19, 2000              250,000            250          249,750                --                --          250,000

Stock sales
  May 5, 2000                 71,378             72          199,928                --                --          200,000

Net (loss)
  For the year ended
  Dec. 31, 2000                   --             --               --                --          (810,463)        (810,463)
                         --------------------------------------------  ----------------  ---------------------------------

                           1,321,582  $       1,322   $      693,678   $            --   $      (876,046)  $     (181,046)
                         ============ ============== ================  ================  ================ ================






The Accompanying Notes are an Integral Part of the Financial Statements
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                       For the Period from
                                                                                   June 4, 1999 (Inception) to
                                                                   For the                December 31,
                                                                 Year Ended    -----------------------------------
                                                                 December 31,
                                                                    2000              1999               2000
                                                              ----------------  ----------------   ----------------
CASH FLOWS PROVIDED (USED) BY OPERATING
 ACTIVITIES:
      Net (loss)                                               $     (810,463)   $      (65,583)   $      (876,046)
      Adjustments to reconcile net (loss) to net cash
       provided by operating activities:
        Depreciation                                                   19,042               520             19,562
        Operating expenses paid by reducing note
         receivable from officer                                        5,000                --              5,000
        Increase in accounts payable and accrued expenses              65,659            10,628             76,287
        (Decrease) increase in payroll taxes payable                   (8,026)            8,026                 --
        Increase in accrued interest for convertible notes              6,476                --              6,476
        (Increase) in deposits                                         (9,750)           (1,950)           (11,700)
                                                              ----------------  ----------------   ----------------

                 Net Cash Flows (Used) by Operating Activities       (732,062)          (48,359)          (780,421)
                                                              ----------------  ----------------   ----------------

CASH FLOWS PROVIDED (USED) BY INVESTING
 ACTIVITIES:
      Notes receivable from officers                                  (10,000)           (6,048)           (16,048)
      Proceeds from notes receivable from officers                      6,048                --              6,048
      Investment in property and equipment                             (8,004)          (10,095)           (18,099)
      Investment in Web site development costs                       (164,634)         (128,334)          (292,968)
                                                              ----------------  ----------------   ----------------

                 Net Cash Flows (Used) by Investing Activities       (176,590)         (144,477)          (321,067)
                                                              ----------------  ----------------   ----------------

CASH FLOWS PROVIDED (USED) BY FINANCING
 ACTIVITIES:
      Proceeds from note payable to officer                             5,000                --              5,000
      Payment of note payable to officer                               (5,000)               --             (5,000)
      Proceeds from issuance of convertible notes                     410,000                --            410,000
      Proceeds from common stock issued                               460,000           235,000            695,000
                                                              ----------------  ----------------   ----------------

                Net Cash Flows Provided by Financing                  870,000           235,000          1,105,000
Activities
                                                              ----------------  ----------------   ----------------

INCREASE (DECREASE) IN CASH                                           (38,652)           42,164              3,512

CASH AT THE BEGINNING OF THE YEAR                                      42,164                --                 --
                                                              ----------------  ----------------   ----------------

CASH AT THE END OF THE YEAR                                    $        3,512    $       42,164    $         3,512
                                                              ================  ================   ================

ADDITIONAL DISCLOSURES:
      Income taxes paid                                        $        1,600    $          800    $         2,400
                                                              ================  ================   ================

      Interest paid                                            $           --    $           --    $            --
                                                              ================  ================   ================

The Accompanying Notes are an Integral Part of the Financial Statements
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 1 - NATURE OF BUSINESS

eCast Media Corporation, Inc. (the Company) started doing business on June 4, 1999, (inception) as a limited liability company. On March 17, 2000, the Company converted from a limited liability company to a "C" Corporation in the state of Delaware.

The company is a diversified media company active in the production, aggregation, and distribution of on and offline content, the management of on and offline talent, and the provision of strategic consulting services. Based in Los Angeles, California, the Company's primary operations include Gen-Y Netcaster Neurotrash.com (NT), full service management division - NT Management, film and television production division - NT Entertainment, and strategy consulting group - NT Consulting.

The Company generates or will generate revenue via the following (by division):
Neurotrash.com - advertising, e-commerce, sponsorships, B2B content sales and syndication, subscription and premium services; NT Management - client management (derived as a percentage of client compensation on a project by project basis); NT Entertainment - producing, licensing/acquisition (theatrical, network television, cable television, home video, syndication, and foreign territories), percentage of box office and ancillary gross or adjusted gross revenue; and NT Consulting - consulting fees and commissions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of Presentation

Because the Company has not generated any significant revenue, the Company is considered a development stage company. Consequently, the accompanying financial statements have been prepared using the accounting formats prescribed for development stage enterprises in accordance with Financial Accounting Standards Board Statement 7.

Cash and Cash Equivalents

The Company considers cash on hand and cash in banks as cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities and the reported amounts of revenues and expenses. Accordingly, actual results could differ from those estimates.

                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any reselling gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.

The estimated useful lives for significant property and equipment categories are as follows:

         Leasehold Improvements                              5 Years
         Computer Equipment                                  5 Years

Domain Name

Domain name includes direct costs of obtaining the domain name. The costs are capitalized and amortized over the estimated useful lives of five years, using the straight-line method.

Web Site Development Costs

Costs incurred by the Company to develop, enhance, manage, monitor and operate the Company's Web site are generally expensed as incurred, except for certain amounts paid to outside parties for the development of the Company's Web site that is capitalized and depreciated over the estimated lives of three years or less using the straight-line method.

Revenues Recognition

Revenues are recognized on an accrued basis. Generally, revenues will be recognized when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed and determinable, and collectibility is reasonably assured.

                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999




NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Income Taxes

As a limited liability company from June 4, 1999 (inception), through March 16, 2000, the Company's taxable income or loss was allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements for this period. However, California law requires a minimum tax of $800 and an annual limited liability company fee of up to $7,785 on State taxable income. Therefore, a provision and a related liability have been included in the financial statements for California income taxes.

On March 17, 2000, the Company converted to a "C" Corporation, which is taxed at effective federal and state statutory rates.

The Company has adopted the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standard (SFAS) No. 109. Under SFAS 109, deferred income taxes are recorded to reflect tax consequences on future years for the differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.

                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment, domain name, and Web site development costs. The recoverability of long-lived assets is evaluated by an analysis of operating results and consideration of other significant events or changes in the business environment. An impairment loss would be recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value. As of December 31, 2000 and 1999, there was no impairment of the Company's long-lived assets.

Advertising Costs

Advertising and sales promotion costs are expensed as incurred. Advertising expenses totaled $75,338 and $878, for the year ended December 31, 2000, and for the period from June 4, 1999 (inception) through December 31, 1999, respectively.

Basic and Diluted Net Earnings Per Share

Basic net earnings (loss) per common share is computed by dividing net earnings
(loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Conversion from a Limited Liability Company to a "C" Corporation

The Company, formerly eCast Media, LLC, converted from a limited liability company to a "C" Corporation on March 17, 2000. To effect the conversion, the Company formed a new corporation and transferred all of the assets and liabilities into the newly formed entity. The new corporation, eCast Media Corporation, Inc., simultaneously issued shares of common stock, with a par value of $0.001 per share, in exchange for each existing member's respective percentage ownership interest in eCast Media, LLC. The exchange has been recorded at the Company's historical carrying values on the date of conversion.

                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 3 - NOTES RECEIVABLE FROM OFFICERS AND EMPLOYEES

As of December 31, 1999, the Company had two non-interest bearing notes receivable due from certain officers totaling $6,048, which was paid in full as of January 31, 2000.

As of December 31, 2000, the Company had a non-interest bearing note receivable due from an employee amounting to $5,000. Payments for this note will be recognized at $833 per month as salary to the employee. This note will mature in six months. As of December 31, 2000, $5,000 of the note receivable balance was paid through recognition of salary to the employee.

NOTE 4 - PROPERTY AND EQUIPMENT

                                                                     December 31,
                                                       -----------------------------------------
                                                              2000                   1999
                                                       ------------------    -------------------
    Computer                                            $         11,004                  3,000
    Leasehold improvement                                          2,095                  2,095
    Domain name                                                    5,000                  5,000
                                                       ------------------    -------------------

                                                                  18,099                 10,095
    Less accumulated amortization and depreciation                (3,286)                  (520)
                                                       ------------------    -------------------

                                                        $         14,813      $           9,575
                                                       ==================    ===================

Amortization and depreciation expenses for the periods ended December 31, 2000 and 1999, were $2,766 and $520, respectively.

NOTE 5 - WEB SITE DEVELOPMENT COSTS

On October 23, 1999, the Company entered into an agreement with The Pub Group, Inc. (d.b.a. Enlighten) to develop the Company's Web site for a total cost of $360,000. However, the Company terminated this agreement on May 24, 2000, because Enlighten was unable to finish the Web site by the agreed-upon deadline. The total cost paid under this agreement was $242,168.

NOTE 5 - WEB SITE DEVELOPMENT COSTS

On August 2, 2000, the Company entered into a new agreement with Still Water Productions, Inc. to continue developing the Company's Web site for $45,000 plus any out-of-pocket costs.

For the year ended December 31, 2000, and for the period from June 4, 1999 (inception) to December 30, 1999, Web site development costs totaled $292,968 and 128,334, respectively. The Company did not launch its Web site until November of 2000. Therefore, depreciation expenses were not recorded until November of 2000. Depreciation expense was $16,276 for the year ended December 31, 2000.

                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999



NOTE 6 - INCOME TAXES

The net deferred tax assets, resulting from the net operating loss, included in the accompanying balance sheet include the following amounts of deferred tax assets and liabilities at December 31, 2000:

    Deferred tax assets - non-current                      $         250,000
    Valuation allowance                                             (250,000)
                                                          -------------------

                                                           $              --
                                                          ===================

Based on management's assessment, the Company has placed a valuation allowance against its otherwise recognizable deferred tax assets due to the likelihood that the Company may not generate sufficient taxable income during the carryforward period to utilize net operating loss carryforwards and other deferred tax benefits. The valuation allowance for net deferred taxes increased by $97,000 during the year ended December 31, 2000. The increase was the result of additional net losses and net changes in temporary differences.

At December 31, 2000, the Company had net operating losses for income tax purposes of approximately $650,000, which will expire in 2020. The net operating losses can be carried forward to offset future taxable income. Utilization of the above carryforwards may be subject to utilization limitations, which may inhibit the Company's ability to use carryforwards in the future.

The components of the provision for income taxes for continuing operations are as follows:

                                                December 31,
                                  -----------------------------------------

                                         2000                   1999
                                  ------------------    -------------------
  Current
    State                          $          1,600      $             800
                                  ==================    ===================
                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 7 - EARNINGS (LOSS) PER COMMON SHARE

The following table sets forth the computation of basic (loss) per share:

                                                                         From June 4, 1999, (Inception) to
                                                                                  December 31,
                                                      Year Ended      ---------------------------------------
                                                     December 31,
                                                         2000                1999                 2000
                                                 -------------------  ------------------  -------------------
    Basic EPS:
      (Loss) from operations                      $        (810,463)  $         (65,583)   $        (876,046)
                                                 -------------------  ------------------  -------------------

      Net (Loss) Per Common Share                 $            (.66)  $            (.13)   $            (.87)
                                                 ===================  ==================  ===================

    Weighted average shares outstanding                   1,218,958             635,339            1,007,213
                                                 ===================  ==================  ===================

Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Shares associated with convertible notes are not included to the extent they are antidilutive.


NOTE 8 - COMMITMENTS

The Company leases its operating and office facilities for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through May 20, 2003 and provide for no renewal options. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. The leases provide for increases in future minimum annual rental payments based on defined increases in the Consumer Price Index, subject to certain minimum increases. Also, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs). Lease expenses totaled $50,452 and $4,511 for the year ended December 31, 2000, and for the period from June 4, 1999 (inception) to December 31, 1999, respectively.

The following is a schedule by year of future minimum rental payments required under the operating lease agreements:

                          eCAST MEDIA CORPORATION, INC.
                              d.b.a. NEUROTRASH.COM
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 8 - COMMITMENTS (CONTINUED)
             Year Ending December 31,
          -----------------------------
                         2001                               $          82,853
                         2002                                          63,179
                         2003                                          36,575
                                                           -------------------
                                                            $         182,607
                                                           ===================

On March 30, 2000, the Company entered into an agreement with Still Water Productions, Inc. to provide the Company with Internet access, hosting and maintenance services for the Company's Web site at a minimum cost of $3,400 per month (see Note 5). The agreement may be terminated by either party upon thirty
(30) days written notice.

The following is a schedule by year of future minimum payments required under this agreement:

               Year Ending December 31,
             -----------------------------
                         2001                             $          40,800
                         2002                                        40,800
                         2003                                        40,800
                         2004                                        40,800
                         2005                                        40,800
                                                         -------------------
                                                          $         204,000
                                                         ===================

On May 18, 2000, the Company entered into an E-Commerce agreement with GearDirect.com to sell GearDirect.com's products on the Company's Web site. In return, the Company will receive 15% of the product prices shipped during a given calendar month. This agreement may be terminated by either party upon thirty (30) days written notice. No revenues have been generated as of December 31, 2000.

On August 7, 2000, the Company entered into an agreement with an individual to provide the Company with business and marketing strategy for $4,000 per month. Future minimum payments will be $48,000 per year. The total payments for the next five years will be $240,000. This agreement may be terminated by either party upon fourteen (14) days written notice. A total expense of $16,200 is included in licensing and production expenses for the year ended December 31, 2000.

On October 23, 2000, the Company entered into an E-Commerce agreement with Earthsports.com to sell Earthsports.com's products on the Company's Web site. In return, the Company will receive 15% to 20% of Earthsports product prices shipped during a given calendar month. After 120 days from the effective date, this agreement may be terminated by either parties upon thirty (30) days written notice, and automatically terminate after one year from effective date. No revenues have been generated as of December 31, 2000.

NOTE 9 - CONVERTIBLE NOTES

From July 31, 2000 through December 31, 2000, the Company issued $410,000 of 6% convertible notes. All notes are convertible to common shares, $0.001 par value, at a conversion price that equals the average bid price of the common stock for the five trading days immediately preceding the conversion date. The notes are convertible when the Company's securities are trading publicly and the underlying stock of the debenture has been registered with the SEC and declared effective, or they must be mandatory converted on the fifth year of their anniversary date. The proceeds were primarily used for operating activities as well as for investing in Web site development and property and equipment (See
Note 12). Interest accrued for the year ended December 31, 2000 totaled $6,476.

NOTE 10 - UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses and generated insignificant revenue since its inception, June 4, 1999. The Company has relied on its investors to meet its cash flow requirements. The Company plans to generate the additional cash needed through the completion of additional equity, debt, or joint venture transactions. There is no assurance, however, that the Company will be able to complete its plans in the future at commercially reasonable terms, if at all, or that the Company will be able to meet its future contractual obligations (see Note 12).

NOTE 11 - LITIGATION

The Company is subject to various claims covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

NOTE 12 - SUBSEQUENT EVENTS

On January 15, 2001, the Company amended its Certificate of Incorporation to increase the number of authorized shares from 2,000,000 to 4,000,000.

From January 1, 2001 through March 31, 2001, the Company has issued additional 6% convertible notes totaling $194,000. All notes are convertible to common share, $0.001 par value, at a conversion price that is equal to the average bid price of the common stock for the five trading days immediately preceding the conversion date. The notes are convertible when the Company's securities are trading publicly and the underlying stock of the debenture has been registered with the SEC and declared effective, or they must be mandatory converted on the fifth year of their anniversary date.

   ITEM 7 (B).       PRO FORMA FINANCIAL INFORMATION


                NT MEDIA CORP. OF CALIFORNIA, INC. AND SUBSIDIARY


                                      INDEX

                                                                                                Page

Introduction                                                                                      1

Pro Forma Unaudited Condensed Consolidated Balance Sheet as of March 31, 2001                     2

Pro Forma Unaudited Condensed Consolidated Statement Of Operations
         For The Three Months Ended March 31, 2001 and for the Period from
          June 4, 1999 (Inception) to March 31, 2001                                              3

         For The Year Ended December 31, 2000 and for the Period from
          June 4, 1999 (Inception) to December 31, 2000                                           4

Selected Information - The Pro Forma Unaudited Condensed Consolidated Financial
                                Information                                                       5


                NT MEDIA CORP. OF CALIFORNIA, INC. AND SUBSIDIARY


        PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION


The following pro forma unaudited condensed consolidated financial information gives effect to the stock exchange agreement between NT Media Corp. of California, Inc. (NT Media or the Company) and eCast Media Corporation, Inc. (eCast).

Effective April 17, 2001, in connection with the stock exchange agreement, the Company issued 24,000,000 post-split shares of its common stock at $.001 par value per share, in exchange for all of the outstanding common stock of eCast, in which eCast became a wholly owned subsidiary of the Company based on a conversion ratio of approximately 7.34 shares of the Company's common stock for each share of eCast's stock. This reverse merger qualified for a tax-free reorganization and will be accounted for as a recapitalization of eCast and the acquisition of NT Media Corporation of California, Inc. at its book value.

The following pro forma unaudited consolidated financial information presents the pro forma unaudited condensed consolidated balance sheet as of March 31, 2001, giving effect to the reverse merger of NT Media and eCast as if it had been consummated since June 4, 1999 (Inception). Also presented is the pro forma unaudited condensed consolidated statements of operations for the three months ended March 31, 2001, for the period from June 4, 1999 (Inception) to March 31, 2001, for the year ended December 31, 2000, and for the period from June 4, 1999 (Inception) to December 31, 2000, giving effect to the reverse merger of NT Media and eCast as if such merger had been consummated as of the beginning of the earliest period presented.

NT Media's condensed financial information for the three months ended March 31, 2001, included in the pro forma unaudited condensed consolidated financial information, is derived from its March 31, 2001 reviewed financial statements included in the 10QSB filed on May 30, 2001. NT Media's condensed financial information for the year ended December 31, 2000, included in the pro forma unaudited condensed consolidated financial information, is derived from its December 31, 2000 audited financial statements included in its Form 10-K SB, which was filed on March 31, 2001.

eCast's condensed financial information included in the pro forma unaudited condensed consolidated financial information is derived from its March 31, 2001 reviewed condensed financial statements and December 31, 2000 audited financial statements, which is included elsewhere in this filing.

The pro forma unaudited condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto which were filed previously or included elsewhere in this filing. The pro forma consolidated financial information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the stock exchange agreement had been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods. The pro forma adjustments are based on the information available at the date of this filing.

                 NT MEDIA CORP. OF CALIFORNIA, INC. & SUBSIDIARY
            PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001

                                                      ASSETS

                                                                                   Pro Forma
                                                NT Media           eCast          Adjustments            Subtotal
                                            ---------------   ---------------   ---------------      ----------------
CURRENT ASSETS
      Cash and cash equivalents              $         796     $      25,592    $           --       $        26,388
      Notes receivable from employee                    --             2,500                --                 2,500
                                            ---------------   ---------------   ---------------      ----------------

         Total Current Assets                          796            28,092                --                28,888
                                            ---------------   ---------------   ---------------      ----------------

PROPERTY AND EQUIPMENT,
 net of accumulated depreciation                        --            14,688                --                14,688

WEB SITE DEVELOPMENT COSTS,
 net of accumulated depreciation                        --           252,276                --               252,276

OTHER ASSETS
       Deposits                                         --            11,700                --                11,700
                                            ---------------   ---------------   ---------------      ----------------

         Total Assets                        $         796     $     306,756    $           --       $       307,552
                                            ===============   ===============   ===============      ================

                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
      Accounts payable and accrued
       Expenses                              $       2,713     $      66,553    $           --       $        69,266
      Advances from stockholder                     10,000                --                --                10,000
                                                                                ---------------      ----------------
                                            ---------------   ---------------

         Total Current Liabilities                  12,713            66,553                --                79,266
                                            ---------------   ---------------   ---------------      ----------------

CONVERTIBLE NOTES PAYABLE                               --           618,065                --               618,065
                                                                                ---------------      ----------------
                                            ---------------   ---------------

         Total Liabilities                          12,713           684,618                --               697,331
                                            ---------------   ---------------   ---------------      ----------------

STOCKHOLDERS' EQUITY (DEFICIT)
      Preferred stock, par value $.001 per
       share; 5,000,000 shares authorized,
       no shares issued and outstanding                 --                --                --                    --
      Common stock, par value $.001 per
       share; 50,000,000 shares
       authorized, 29,279,999 shares
       issued and outstanding                        2,500             1,322            25,458  (a)           29,280
      Additional paid-in capital                    22,637           693,678           (25,458) (a)          690,857
      (Deficit) accumulated during
       development stage                           (37,054)       (1,072,862)               --            (1,109,916)
                                            ---------------   ---------------   ---------------      ----------------
         Total Stockholders' Equity
         (Deficit)                                 (11,917)         (377,862)               --              (389,779)
                                            ---------------   ---------------   ---------------      ----------------
         Total Liabilities and Stockholders'
             Equity (Deficit)                $         796     $     306,756    $           --       $       307,552
                                            ===============   ===============   ===============      ================

     See Accompanying Selected Information to Pro Forma Unaudited Condensed
                       Consolidated Financial Statements

                 NT MEDIA CORP. OF CALIFORNIA, INC. & SUBSIDIARY
            PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS


                                         For the Three Months Ended March 31, 2001                    For the Period
                           -----------------------------------------------------------------------         From
                                                                                                       June 4, 1999
                                                                   Pro Forma                          (Inception) to
                               NT Media            eCast          Adjustments         Subtotal        March 31, 2001
                           ----------------  ----------------   ----------------  ----------------   -----------------
REVENUE                    $            --   $           111    $            --   $           111    $         2,111
                           ----------------  ----------------   ----------------  ----------------   ----------------
OPERATING EXPENSES
    Advertising                         --                --                 --                --             76,216
    Depreciation and
    amortization                        --            25,322                 --            25,322             44,884
    Licensing and
    production expenses                 --             1,000                 --             1,000             82,210
    Professional fees                5,303            32,753                 --            38,056            129,223
    Public relations                    --                --                 --                --             39,428
    Rent                               924            14,773                 --            15,697             73,278
    Salaries - Web
    site development and
    maintenance                         --            58,877                 --            58,877            248,206
    Salaries - administrative           --            19,625                 --            19,625             84,957
    Web hosting services                --             9,984                 --             9,984             58,985
    Other                               36            27,004                 --            27,040            257,679
                           ----------------  ----------------   ----------------  ----------------   ----------------
        Total Operating
        Expenses                     6,263           189,338                 --           195,601          1,095,066
                           ----------------  ----------------   ----------------  ----------------   ----------------

        (Loss) Before
        Other Expenses
        and  Provision
        for Income Taxes            (6,263)         (189,227)                --          (195,490)        (1,092,955)

OTHER (EXPENSES)
    Interest expenses                   --            (7,589)                --            (7,589)           (14,561)
                           ----------------  ----------------   ----------------  ----------------   ----------------

       (Loss)Before
       Provision for
       Income Taxes                 (6,263)         (196,816)                --          (203,079)        (1,107,516)

PROVISION FOR
 INCOME TAXES                           --                --                 --                --             (2,400)
                           ----------------  ----------------   ----------------  ----------------   ----------------

              Net (Loss)   $        (6,263)   $     (196,816)   $            --    $     (203,079)   $    (1,109,916)
                           ================  ================   ================  ================   ================

              (Loss) per
              common share $         (.003)   $        (.149)                      $        (.007)   $         (.051)
                           ================  ================                     ================   ================

Shares used in computing
basic and diluted net loss
per shares                       2,500,000         1,321,582                           29,279,999         21,927,954
                           ================  ================                     ================   ================

     See Accompanying Selected Information to Pro Forma Unaudited Condensed
                       Consolidated Financial Statements

                 NT MEDIA CORP. OF CALIFORNIA, INC. & SUBSIDIARY
            PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                                      For the Period
                                            For the Year Ended December 31, 2000                           From
                           -----------------------------------------------------------------------     June 4, 1999
                                                                                                      (Inception) to
                                                                   Pro Forma                           December 31,
                               NT Media            eCast          Adjustments         Subtotal             2000
                           ----------------  ----------------   ----------------  ----------------   -----------------

REVENUE                    $            --   $         2,000    $            --   $         2,000    $         2,000
                           ----------------  ----------------   ----------------  ----------------   ----------------
OPERATING EXPENSES
    Advertising                         --            75,338                 --            75,338             76,216
    Depreciation and
    amortization                        --            19,042                 --            19,042             19,562
    Licensing and
    production expenses                 --            80,910                 --            80,910             81,210
    Professional fees               27,234            58,233                 --            85,467             91,167
    Public relations                    --            37,754                 --            37,754             39,428
    Rent                             2,618            50,452                 --            53,070             57,581
    Salaries - Web site
    development and
    maintenance                         --           189,329                 --           189,329            189,329
    Salaries - administrative           --            47,332                 --            47,332             65,332
    Web hosting services                --            49,001                 --            49,001             49,001
    Other                              939           196,500                 --           197,439            230,639
                           ----------------  ----------------   ----------------  ----------------   ----------------

        Total Operating
        Expenses                    30,791           803,891                 --           834,682            899,465
                           ----------------  ----------------   ----------------  ----------------   ----------------

       (Loss) Before
        Other Expenses
        and Provision
        for Income
        Taxes                      (30,791)         (801,891)                --          (832,682)          (897,465)

OTHER (EXPENSES)
      Interest expenses                 --            (6,972)                --            (6,972)            (6,972)
                           ----------------  ----------------   ----------------  ----------------   ----------------

      (Loss) Before
      Provision for
      Income Taxes                 (30,791)         (808,863)                --          (839,654)          (904,437)

PROVISION FOR
 INCOME TAXES                           --            (1,600)                --            (1,600)            (2,400)
                           ----------------  ----------------   ----------------  ----------------   ----------------

              Net (Loss)   $       (30,791)   $     (810,463)   $            --    $     (841,254)   $      (906,837)
                           ================  ================   ================  ================   ================

             (Loss) per
             common share$           (.012)   $        (.665)                      $        (.032)   $         (.041)
                           ================  ================                     ================   ================

Shares used in computing
 basic and diluted net
loss                             2,500,000         1,218,958                           26,562,246         21,927,954
 per shares
                           ================  ================                     ================   ================

     See Accompanying Selected Information to Pro Forma Unaudited Condensed
                       Consolidated Financial Statements

              NT MEDIA CORP. OF CALIFORNIA, INC. AND SUBSIDIARY
      SELECTED INFORMATION - THE PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION


Effective April 23, 2001, the Company declared a two and four tenths for one (2.4:1) stock split of the Company's common stock, par value $.001 per share.

The following pro forma adjustments are reflected in the accompanying pro forma unaudited condensed consolidated balance sheet.

(a) To adjust for the two and four tenths for one (2.4:1) stock split of the Company's common stock

     (c) Exhibits


         Exhibit number
         --------------


2.0      Stock Exchange Agreement (previously filed)
3.1 Certificate of Amendment to the Certificate of Incorporation (previously filed.)
23.1     Letter of Lesley, Thomas, Schwarz and Postma, Inc. dated May 31, 2001.
23.2     Accountants' Awareness Letter
23.3     Independent Auditors' Consent Letter
23.4     Letter of Lesley, Thomas, Schwarz and Postma, Inc. dated July 20, 2001.




Item 8. Change in Fiscal Year
-------------------------------
This Item 8 is Not Applicable.




                                   Signatures


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NT MEDIA CORP. OF CALIFORNIA, INC.

                                         By: /s/ Christian Mehringer
                                         ---------------------------
                                         Name:  Christian Mehringer
                                         Title: Chief Executive Officer


Dated: July 20, 2001



                                       31